                                                                    Exhibit 99.1

GRAND CASINOS ANNOUNCES SECOND-QUARTER EARNINGS OF $0.43 PER
SHARE BEFORE EXTRAORDINARY CHARGE

MISSISSIPPI GULF COAST EBITDA INCREASES 21 PERCENT OVER 1997

MINNEAPOLIS--(BUSINESS WIRE)--July 21, 1998-- Grand Casinos, Inc. (NYSE: GND) today announced basic and diluted earnings of $0.44 per share and $0.43 per share, respectively, for the second quarter, equal to the per share earnings results for the second quarter of 1997. Earnings results are before an extraordinary charge of $0.04 for the early extinguishment of debt. Financial highlights for the three-month period ended June 28, 1998, include net revenues of $162.3 million, eight percent higher than the $150.8 million of revenue earned in the second quarter of 1997. EBITDA (earnings before interest, taxes, depreciation, and amortization) for the quarter was $51.2 million, compared with $51.4 million a year ago. Net earnings during the quarter were $17.2 million, compared with $18.3 million a year ago.

EBITDA continues to show strong year over year increases at each of the Mississippi locations. The Gulf Coast EBITDA is up over 20% for the first six months of 1998 compared to the first six months of 1997. Grand Casino Tunica has also improved EBITDA results with an approximate 25% year to date increase over the first half of 1997.

Tom Brosig, Chief Executive Officer and President of Grand Casinos, stated, "Our Gulf Coast properties continue to perform well. Gaming revenue growth, fueled by the addition of our 500-room hotel, spa, and convention center, opened at Grand Casino Biloxi in February of this year, and continued improvement in operating efficiency yielded strong results from our Mississippi Gulf Coast resorts. At Grand Casino Tunica, business volume continues to grow with total revenues and gaming revenues improved over last year. We now have the total resort amenities to attract a more upscale guest, and although we continue to dominate the Tunica market, we experienced an abnormally low hold percentage at our table games during the month of June, which negatively impacted the quarter's results."

Management fee income from Grand Casinos' three managed properties was $19.7 million, nearly equal to the year ago period despite the conclusion of the company's management contract for Grand Casino Mille Lacs which expired on April 2, 1998. Grand Casinos' remaining three managed casinos all contributed strong year-over-year improvements. Progress on a major expansion continues at Grand Casino Coushatta where a 223-room hotel, an additional 25,000 square feet of gaming space, and two new restaurants are scheduled to open near the end of the year.

On the Gulf Coast, Grand Casinos' two casino resorts generated revenues more than nine percent higher than the year ago period. Hotel room demand remained high during the quarter just ended, despite the increased capacity resulting from the new Biloxi hotel. The company's 1,400



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



hotel rooms on the Gulf Coast achieved a combined occupancy rate of 91 percent at an average daily rate of $80.

"We continue to move forward with aggressive growth and expansion plans in Mississippi," continued Brosig. "Our most recent expansion project, an additional 500-room tower at Grand Casino Biloxi, is contributing significantly to revenue growth. Progress on two new 600-room hotel towers, one at Grand Casino Tunica and the other at Grand Casino Gulfport continues with openings of both complexes planned for the second quarter of 1999."

During the second quarter, Grand Casinos completed a transaction to acquire certain assets of Lady Luck Biloxi in Biloxi, Mississippi, for approximately $15 million. The acquired assets, including the casino barge and land, are immediately adjacent to Grand Casino Biloxi and will be used for further development and expansion of the Grand Casino Biloxi resort.

Also during the quarter, the company incurred an extraordinary charge of $1.6 million net of tax, or $0.04 per share, for the early extinguishment of debt. The extraordinary charge is the result of the early extinguishment of approximately $94 million in outstanding capital leases related to the initial development of Grand Casino Tunica. Proceeds from the company's October 1997, $115-million Senior Unsecured Note offering were used to complete this transaction.

Corporate expenses for the quarter were negatively impacted by approximately $1.4 million net of tax, or $0.03 per share as a result of non-recurring costs associated with the company's previously announced plans to relocate its corporate headquarters from Minnesota to Mississippi and accruals for litigation expense. The aforementioned costs represent a charge of approximately $5.1 million net of tax, or $0.12, for the six-month period. The company anticipates that it has now fully reserved for the costs associated with the corporate headquarters relocation.

For the first half of 1998, Grand Casinos generated net revenues of $328.8 million, a 12 percent increase over net revenues of $293.0 million for the first six months of 1997. Consolidated EBITDA for the six-month period increased eight percent to $101.4 million, compared with $93.8 million in 1997. Net earnings grew by five percent from $32.9 million to $34.6 million.

Immediately following the end of the second quarter, Grand Casinos announced that it will separate its Indian casino management business from its Mississippi gaming operations in a tax-free distribution to shareholders, and simultaneously merge its Mississippi gaming operations with the gaming operations of Hilton Hotels Corporation (NYSE: HLT). The transactions are subject to shareholder and regulatory approvals and are expected to be completed by year-end 1998.

Grand Casinos, Inc. is a publicly traded company listed on the New York Stock Exchange under the trading symbol GND. The company currently owns and operates the three largest casino hotel resorts in the state of Mississippi, manages two land-based casinos in Louisiana, and manages one casino hotel resort in Minnesota.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and certain registration statements of the Company.

Comprehensive corporate information on Grand Casinos is now available on the Internet and may be accessed through the company's home page at "www.grandcasinos.com. Grand Casinos has introduced an enhanced company information web site. Historical stock charts, earnings estimates, and a calendar of events are among the web site's features. Also available is a complete record of Grand Casinos' SEC filings and corporate news releases. Interested parties can also provide their e-mail address and receive immediate notification of corporate events, company announcements, and SEC filings.

                      GRAND CASINOS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In Thousands)




                                                              (Unaudited)          (a)
                                                             June 28, 1998       December 28, 1997


Assets
Current Assets:
  Cash and cash equivalents                                     $92,847             $238,635
  Current installments of
    notes receivable                                              7,367                6,856
 Accounts receivable                                             21,239               15,644
 Deferred income taxes                                           12,602               13,399
 Other current assets                                            15,751               15,087
Total Current Assets                                            149,806              289,621
Property and Equipment-Net                                    1,034,020              941,022
Other Assets:
 Cash and cash
  equivalents-restricted                                          8,120                4,967
 Securities available for sale                                   15,372               13,110
 Notes receivable-less current
  installments                                                   25,955               26,979
 Investments in and notes
  from unconsolidated affiliates                                  8,142                8,180
 Debt issuance and deferred
  licensing costs-net                                            21,625               26,000
 Other long-term assets                                          29,615               23,858
Total Other Assets                                              108,829              103,094
Total Assets                                                 $1,292,655           $1,333,737


Liabilities and
 Shareholders' Equity
Current Liabilities:
 Accounts payable                                                $9,745              $12,947
 Current installments of
  long-term debt                                                     60                3,509
 Current installments of
  capital lease obligations                                           0               97,376
 Accrued interest                                                 5,291                5,817



 Accrued payroll and
  related expenses                                               25,551               25,555
 Other accrued expenses                                          46,762               22,398
Total Current Liabilities                                        87,409              167,602
Long-term Liabilities:
 Long-term debt-less
  current installments                                          566,481              566,434
 Deferred income taxes                                           97,192               97,085
Total Long-Term Liabilities                                     663,673              663,519
Total Liabilities                                               751,082              831,121
Commitments and Contingencies
Shareholders' Equity:
  Capital stock, $.01 par value;
  authorized 100,000 shares;
  common stock issued and
  outstanding 42,291 and 41,966
  at June 28, 1998 and December 28,
  1997, respectively                                                423                  420
    Additional paid-in-capital                                  416,566              413,631
    Net unrealized losses on
     securities available for sale                              (1,548)              (2,947)
    Retained earnings                                           126,132               91,512
Total Shareholders' Equity                                      541,573              502,616
Total Liabilities and
  Shareholders' Equity                                       $1,292,655           $1,333,737


     (a) From audited consolidated financial statements

                      GRAND CASINOS, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                    (In thousands, except earnings per share)

                                                                         (Unaudited)
                                                                      Three Months Ended
                                                            June 28, 1998         June 29, 1997
---------------------------------------------------------------------------------------------------
Revenues:
    Casino                                                     $121,090             $113,628
    Hotel                                                        12,602                9,514
    Food and beverage                                            18,072               16,347
    Management fee income                                        19,717               19,814
    Retail and other income                                       3,606                3,488
Gross Revenues                                                  175,087              162,791
    Less:  Promotional allowances                              (12,801)             (11,954)
----------------------------------------------------------------------------------------------------
Net Revenues                                                    162,286              150,837
----------------------------------------------------------------------------------------------------

Costs and Expenses:
    Casino                                                       40,609               39,587
    Hotel                                                         4,096                2,291
    Food and beverage                                             9,647                8,534
    Other operating expenses                                      3,258                3,390
    Depreciation and amortization                                13,948               12,410
    Lease expense                                                 5,356                4,676
    Selling, general and
     administrative                                              48,149               40,993
        Total Costs and Expenses                                125,063              111,881
-----------------------------------------------------------------------------------------------------

Earnings (loss) From Operations                                  37,223               38,956

Other income (expense):
    Interest income                                               2,785                2,981
    Interest expense                                           (10,118)             (11,971)
    Other                                                         (583)                (125)
-----------------------------------------------------------------------------------------------------
        Total other expense, net                                (7,916)              (9,115)
-----------------------------------------------------------------------------------------------------



Earnings (loss) before income taxes                              29,307               29,841
Provision (benefit) for income taxes                             10,567               11,525
----------------------------------------------------------------------------------------------------

Earnings before Extraordinary Charge                             18,740               18,316
Extraordinary Charge-Net of Taxes                                (1,560)                 ---
----------------------------------------------------------------------------------------------------

Net Earnings                                                    $17,180              $18,316
====================================================================================================

Basic Earnings per Share before
 Extraordinary Charge                                             $0.44                $0.44
Basic Loss per Share -
 Extraordinary Charge                                            ($0.04)               $0.00
----------------------------------------------------------------------------------------------------
Basic Earnings per Share                                          $0.40                $0.44
====================================================================================================

Diluted Earnings per Share before
Extraordinary
Charge                                                            $0.43                $0.43

Diluted Loss per Share -
 Extraordinary Charge                                            ($0.04)               $0.00
----------------------------------------------------------------------------------------------------
Diluted Earnings per Share                                        $0.39                $0.43
====================================================================================================

Weighted Average Common Shares
 Outstanding                                                     42,136               41,890
====================================================================================================

Weighted Average Common and Diluted
  Shares Outstanding                                             43,378               42,782

====================================================================================================


                      GRAND CASINOS, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                    (In thousands, except earnings per share)





                                                                     (Unaudited)
                                                                    Six Months Ended
                                                            June 28, 1998          June 29, 1997
Revenues:
    Casino                                                     $247,272             $222,308
    Hotel                                                        22,472               16,576
    Food and beverage                                            35,943               30,952
    Management fee income                                        42,748               38,868
    Retail and other income                                       6,572                6,425
--------------------------------------------------------------------------------------------------------
Gross Revenues                                                  355,007              315,129
    Less:  Promotional allowances                               (26,256)             (22,122)
--------------------------------------------------------------------------------------------------------
Net Revenues                                                    328,751              293,007
--------------------------------------------------------------------------------------------------------

Costs and Expenses:
    Casino                                                       81,932               78,067
    Hotel                                                         7,192                4,110
    Food and beverage                                            18,517               16,519
    Other operating expenses                                      6,159                6,451
    Depreciation and amortization                                28,011               23,961
    Lease expense                                                10,750                9,181
    Selling, general and
     administrative                                             102,846               84,899
--------------------------------------------------------------------------------------------------------
Total Costs and Expenses                                        255,407              223,188
--------------------------------------------------------------------------------------------------------
Earnings From Operations                                         73,344               69,819
--------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest income                                               6,852                6,694
    Interest expense                                            (21,815)             (22,617)
    Other                                                          (888)                (313)
--------------------------------------------------------------------------------------------------------
    Total expense, net                                          (15,851)             (16,236)
--------------------------------------------------------------------------------------------------------





Earnings before income taxes                                     57,493               53,583
Provision for income taxes                                       21,313               20,686
--------------------------------------------------------------------------------------------------------

Earnings before extraordinary
 charge                                                          36,180               32,897
Extraordinary charge-net of
 taxes                                                           (1,560)                  --
--------------------------------------------------------------------------------------------------------
Net Earnings                                                    $34,620              $32,897
========================================================================================================
========================================================================================================


Basic Earnings per Share
 before Extraordinary                                             $0.86                $0.79
 Charge
Basic Loss per Share -
 Extraordinary Charge                                            ($0.04)                 ---
Basic Earnings per Share                                          $0.82                $0.79
=========================================================================================================
=========================================================================================================

Diluted Earnings per Share
before Extraordinary                                              $0.84                $0.77
Charge
---------------------------------------------------------------------------------------------------------
Diluted Loss per Share -
 Extraordinary Charge                                            ($0.04)                  --
---------------------------------------------------------------------------------------------------------
Diluted Earnings per Share                                        $0.80                $0.77
=========================================================================================================
=========================================================================================================

Weighted Average Common Shares
 Outstanding                                                     42,101               41,859
=========================================================================================================
=========================================================================================================

Weighted Average Common and Diluted
  Shares Outstanding                                             43,229               42,609
=========================================================================================================
=========================================================================================================


                 GRAND CASINOS, INC. AND SUBSIDIARIES
                    Selected Financial Information
      (In thousands, except percentages and hotel statistics)



                                                                 Three Months Ended
                                                          June 28, 1998        June 29, 1997


REVENUES

--------------------------------------------------------------------------------------------------

 Gulf Coast                                                    $103,344              $95,515
 Tunica                                                          52,026               47,462
 Management Fee Income/Other                                     19,717               19,814
                                                             ----------            ---------
Gross Revenues                                                  175,087              162,791
 Promotional Allowances                                         (12,801)             (11,954)
                                                             ----------            ---------
Net Revenues                                                    162,286              150,837
                                                             ----------            ---------
COSTS AND EXPENSES
--------------------------------------------------------------------------------------------------
 Gulf Coast                                                      73,121               70,199
 Tunica                                                          43,414               37,343
 Corporate Expenses                                               8,528                4,339
                                                             ----------            ---------
Total Costs and Expenses                                        125,063              111,881
                                                             ----------            ---------
EARNINGS (LOSS) FROM OPERATIONS                                 $37,223              $38,956
--------------------------------------------------------------------------------------------------




SUPPLEMENTAL DISCLOSURE
--------------------------------------------------------------------------------------------------

GULF COAST

--------------------------------------------------------------------------------------------------
 Gaming Revenue                                                 $79,297              $74,970
 EBITDA                                                          29,407               24,231
 EBITDA %                                                         30.8%                27.4%
 Hotel Occupancy %                                                90.9%                97.8%
 Hotel Average Daily Rate                                           $80                  $78

TUNICA
--------------------------------------------------------------------------------------------------
 Gaming Revenue                                                 $41,793              $38,658
 EBITDA                                                           9,348               10,546
 EBITDA %                                                         19.9%                24.7%
 Hotel Occupancy %                                                89.4%                87.0%
 Hotel Average Daily Rate                                           $54                  $50

CONSOLIDATED
--------------------------------------------------------------------------------------------------
 EBITDA                                                         $51,173              $51,366
 EBITDA %                                                         31.5%                34.1%



                      GRAND CASINOS, INC. AND SUBSIDIARIES
                         Selected Financial Information
             (In thousands, except percentages and hotel statistics)



                                                                   Six Months Ended
                                                             June 28, 1998          June 29, 1997
                                                           ------------------    -----------------
REVENUES
--------------------------------------------------------------------------------------------------
 Gulf Coast                                                    $206,545             $189,630
 Tunica                                                         105,714               86,631
 Management Fee Income/Other                                     42,748               38,868
                                                          -------------        -------------
Gross Revenues                                                  355,007              315,129
 Promotional Allowances                                         (26,256)             (22,122)
                                                          -------------        -------------
Net Revenues                                                    328,751              293,007
                                                          -------------        -------------
COSTS AND EXPENSES
--------------------------------------------------------------------------------------------------
 Gulf Coast                                                     147,225              139,757
 Tunica                                                          86,076               72,162
 Corporate Expenses                                              22,106               11,269
                                                          -------------        -------------
Total Costs and Expenses                                        255,407              223,188
                                                          -------------        -------------



EARNINGS FROM OPERATIONS                                        $73,344              $69,819
--------------------------------------------------------------------------------------------------



SUPPLEMENTAL DISCLOSURE
--------------------------------------------------------------------------------------------------

GULF COAST
--------------------------------------------------------------------------------------------------
 Gaming Revenue                                                $161,735             $150,432
 EBITDA                                                          57,467               47,514
 EBITDA %                                                         30.1%                27.1%
 Hotel Occupancy %                                                93.3%                97.7%
 Hotel Average Daily Rate                                           $74                  $73

TUNICA
--------------------------------------------------------------------------------------------------
 Gaming Revenue                                                 $85,537              $71,876
 EBITDA                                                          20,574               16,449
 EBITDA %                                                         21.7%                20.9%
 Hotel Occupancy %                                                88.7%                86.8%
 Hotel Average Daily Rate                                           $55                  $51

CONSOLIDATED
--------------------------------------------------------------------------------------------------
 EBITDA                                                        $101,356              $93,780
 EBITDA %                                                         30.8%                32.0%



Contact:
Grand Casinos, Minneapolis
Jaye Snyder, 612/449-8556
     or
Lawrence Taylor, 612/449-7076


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Grand Casinos, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most-recently ended fiscal year.